Release Date:	For Further Information:

February 3, 2006	Edwin R. Maus, President/CEO 412-487-7404 ext. 303 email – ermaus@laurelsb.com

or

John A. Howard, Jr., Sr. Vice-President/CFO

412-487-7404 ext. 311 email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES
EARNINGS FOR THE SECOND QUARTER OF FISCAL 2006

ALLISON PARK, PA – February 3, 2006 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported net income for the second quarter ended December 31, 2005 of $462,000 or $.23 per diluted share, a slight increase compared to net income of $461,000 or $.23 per diluted share for the same period in the prior year.

For the six month period ended December 31, 2005, the Company recorded consolidated net income of $952,000 or $.48 per diluted share, an increase of .32% compared to consolidated net income of $949,000 or $.48 per diluted share for the six months ended December 31, 2004.

For the quarter ended December 31, 2005 net interest income after provision for possible loan losses decreased $24,000 or 1.29% to $1,834,000 compared to $1,858,000 for the same period in the prior year. Other income also decreased, decreasing 10.58% to $321,000 compared to $359,000 for the same period in the prior year period.

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Operating expenses decreased 2.71% to $1,507,000 for the quarter ended December 31, 2005 compared to $1,549,000 during the second quarter of fiscal 2005. The decrease was primarily the result of a reduction in professional fees and other operating expenses. For the quarter ended December 31, 2005 the provision for income taxes decreased 10.14% to $186,000 compared to $207,000 for the same period in the prior year, reflecting the lower pre-tax income for the current quarter.

The increase in earnings for the six month period was primarily the result of a slight .68% increase in net interest income, after provision for loan losses, to $3,688,000 for the six months ended December 31, 2005 compared to $3,663,000 for the same period in the prior year. Results for the current six-month period were further impacted by decreases in other income as well as operating expenses combined with an 8.31% decrease in the provision for income taxes.

Non-performing assets, which consist of loans delinquent 90 days and over and other real estate owned, decreased $887,000 or 57.04% to $668,000 or .22% of total assets at December 31, 2005 compared to $1,555,000 or .50% of total assets at December 31, 2004. At June 30, 2005 non-performing assets totaled $1,007,000 or .33% of total assets.

At December 31, 2005, Laurel Capital Group, Inc., had total assets of $309.5 million, essentially the same as at June 30, 2005. Total loans receivable, net increased $3.9 million or 1.85% to $213.6 million at December 31, 2005 compared to $209.7 million at June 30, 2005 primarily due to an increase in the single-family loan portfolio.

Savings deposits increased $81,000 to $254.9 million at December 31, 2005 as compared to June 30, 2005. Stockholders’ equity was $27.9 million or $14.02 per share, an increase of .43% compared to $27.8 million or $14.31 per share at June 30, 2005. The reason for the reduced earnings per share is the result of a greater average number of shares outstanding at December 31, 2005, 2,003,508 compared to 1,989,223 at June 30, 2005 as a result of the exercise of options.

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Laurel Capital Group, Inc., headquartered in Allison Park, PA, is the holding company for Laurel
Savings Bank, a 118-year-old, Pennsylvania-chartered, FDIC-insured savings bank operating eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area. The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of significant gains or losses that are unusual in nature. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect net interest margins and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

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LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
December 31, 2005

		Year-To-Date		Fiscal 2006		Fiscal 2005
	(Dollars in thousands, except per share data)	At or For The Six Months Ended:		At or For the Three Months Ended:			At or For the Three Months Ended:

	(Unaudited)	December 31,	December 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
		2005	2004	2005	2005	2005	2005	2004	2004

	Earnings

	Interest Income	$7,179	$6,748	$3,614	$3,565	$3,489	$3,525	$3,424	$3,324
	Interest Expense	3,491	3,079	1,780	1,711	1,637	1,578	1,563	1,516

	Net Interest Income Before Provision for
	Loan Losses	3,688	3,669	1,834	1,854	1,852	1,947	1,861	1,808
	Provision for Loan Losses	—	6	—	—	—	3	3	3

	Net Interest Income after Provision for
	Loan Losses	3,688	3,663	1,834	1,854	1,852	1,944	1,858	1,805
	Net Gain on Sale of Investment and Mortgage-
	Backed Securities	—	—	—	—	15	—	—	—
	Gain on Sale of Loans Held for Sale	8	6	2	6	2	1	—	6
	Other Income (Excluding Gains on Sale)	656	722	319	337	343	352	359	363
	Operating Expenses	3,014	3,021	1,507	1,507	1,560	1,533	1,549	1,472

(more)	Income before Income Taxes	1,338	1,370	648	690	652	764	668	702
	Provision for Income Taxes	386	421	186	200	74	242	207	214

	Net Income	$952	$949	$462	$490	$578	$522	$461	$488

	Profitability Ratios (annualized where applicable)
	Return on Average Assets	0.62%	0.62%	0.60%	0.63%	0.75%	0.68%	0.60%	0.64%
	Return on Average Stockholders' Equity	6.84%	6.91%	6.63%	7.05%	8.40%	7.58%	6.68%	7.14%
	Yield on Interest-Earning Assets	4.88%	4.65%	4.94%	4.82%	4.75%	4.81%	4.71%	4.58%
	Cost of Interest-Bearing Liabilities	2.69%	2.38%	2.76%	2.63%	2.54%	2.46%	2.41%	2.34%
	Average Interest Rate Spread	2.19%	2.27%	2.18%	2.19%	2.21%	2.35%	2.30%	2.24%
	Net Interest Margin	2.51%	2.53%	2.51%	2.55%	2.52%	2.65%	2.56%	2.49%
	Operating Expenses to Average Assets	1.95%	1.98%	1.96%	1.95%	2.02%	1.98%	2.02%	1.93%
	Efficiency Ratio (1)	69.24%	68.80%	69.81%	68.69%	71.90%	67.24%	69.77%	67.80%
	Per Common Share Data
	Shares Outstanding (at period end)	1,991,177	1,940,021	1,991,177	1,984,628	1,943,000	1,940,021	1,940,021	1,928,604
	Average Shares Outstanding-Basic	1,975,500	1,933,293	1,989,540	1,963,743	1,942,255	1,940,021	1,936,811	1,928,604
	Average Shares Outstanding-Diluted	2,003,508	1,994,352	2,010,745	1,996,242	1,989,273	1,998,902	2,000,559	1,988,809
	Earnings Per Share -Basic	$0.48	$0.49	$0.23	$0.25	$0.30	$0.27	$0.24	$0.25
	Earnings Per Share -Diluted	$0.48	$0.48	$0.23	$0.25	$0.29	$0.26	$0.23	$0.25
	Cash Dividends Paid	$0.40	$0.40	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
	Book Value (period end)	$14.02	$14.28	$14.02	$14.05	$14.31	$14.07	$14.28	$14.26
	Tangible Book Value (period end)	$12.43	$12.48	$12.43	$12.41	$12.60	$12.31	$12.48	$12.41
	Market Value of Outstanding Shares	$20.80	$21.54	$20.80	$23.00	$20.56	$21.88	$21.54	$22.65

	(period end closing price)
(1) Equals total operating expenses (excluding net income or loss on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of loans and securities available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is also generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by

	generally accepted accounting principles (GAAP) used in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s operations.
	As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
December 31, 2005

(Dollars in thousands)	Fiscal 2006		Fiscal 2005				Fiscal 2004
(Unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2005	2005	2005	2004	2004	2004	2004
Balance Sheet Data (As Of)
	$
Total Assets	309,506	$309,034	$309,801	$307,742	$308,499	$306,633	$299,375	$301,251
Mortgage Loans	175,250	175,097	172,854	165,008	159,464	147,361	133,920	127,900
Commercial and Other Loans	706	690	665	731	1,174	1,095	1,475	2,269
Consumer Loans	37,675	37,265	36,230	36,748	37,289	37,643	37,896	38,247

Total Loans Receivable, Net	213,631	213,052	209,749	202,487	197,927	186,099	173,291	168,416
Cash and Investment Securities	67,987	66,832	69,428	72,697	76,032	84,305	87,554	99,038
Mortgage-Backed Securities	10,644	11,684	13,002	15,002	17,068	19,231	21,024	15,452
Savings Deposits	254,972	254,893	254,891	253,282	254,652	251,553	246,179	247,677
FHLB Advances	21,599	21,600	21,602	21,604	21,605	21,607	21,609	21,610
Stockholders' Equity	27,924	27,873	27,804	27,293	27,702	27,505	27,125	27,519
####
Asset Quality (As Of Or For The FYTD Period
(2))

	$
Non-Performing Loans	668	$752	$970	$833	$1,205	$1,985	$2,156	$1,741
Non-Performing Assets	668	787	1,007	961	1,555	2,025	2,156	1,753
Allowance for Loan Losses	1,998	1,999	1,989	1,998	1,988	1,992	2,032	2,017
Net Loan Charge-Offs (Recoveries)	(9)	(10)	52	43	50	43	(14)	(5)
Non-Performing Loans to Total Loans, Net	0.31%	0.35%	0.46%	0.41%	0.61%	1.07%	1.24%	1.03%
Non-Performing Assets to Total Assets	0.22%	0.25%	0.33%	0.31%	0.50%	0.66%	0.72%	0.58%
Allowance for Loan Losses/
Total Loans	0.94%	0.94%	0.95%	0.99%	1.00%	1.07%	1.17%	1.20%
Allowance for Loan Losses/
Non-Performing Loans	299.10%	265.82%	205.05%	239.86%	164.98%	100.35%	94.25%	115.85%
Net Loan Charge-Offs (Recoveries)/Avg Loans	(0.0042)%	(0.0047)%	0.0263%	0.0222%	0.0264%	0.0233%	(0.0084)%	(0.0030)%
Ratios (As Of Or For The FYTD Period (2))
Dividend Payout Ratio	84.18%	81.50%	77.59%	81.40%	83.33%	80.00%	94.13%	95.24%
Average Equity to Average Assets	9.02%	8.98%	8.96%	8.97%	8.99%	8.96%	8.89%	8.87%
Core Capital - Tier I (3)	7.89%	7.80%	7.91%	7.64%	7.71%	7.70%	7.76%	7.70%
Risk-Based Capital -Tier I (3)	14.97%	14.93%	15.33%	14.83%	14.98%	15.21%	15.65%	15.30%
Risk-Based Capital -Tier II (3)	16.21%	16.17%	16.59%	16.08%	16.24%	16.46%	16.90%	16.60%
Leverage Multiple (4)	11.08x	11.09x	11.14x	11.28x	11.14x	11.15x	11.04x	10.95x
Other Data (As Of)
Stockholders of Record	364	368	372	374	376	381	383	387
Number of Full-Service Banking Offices	8	8	8	8	8	8	8	8
(2) Fiscal Year To Date
(3) Ratios for Laurel Savings Bank.
(4) Total assets divided by stockholders' equity.